                                                                    EXHIBIT 4.10

Dated as of July 8, 1996


Mr. Morris Wolfson
ACA Equities
D & M Investment Corp.
Mr. Gilbert Karsenty
c/o Mr. Morris Wolfson
One State Street Plaza 29th Floor
New York NY 10004

                               RE: "TOTAL RECALL"

Dear Mr. Wolfson:

         This will confirm the terms pursuant to which ACA Equities, D & M Investment Corp., and Mr. Gilbert Karsenty (collectively "Lender") have agreed to make an investment in the Company.

1.       Sale of Securities.

         We have agreed to sell to Lender and Lender has agreed to purchase, for the sum of $1,200,000.00, the following:

         (a) The secured promissory note in substantially the form attached hereto as Exhibit 1 (the "Note"), which Note is secured by certain assets of the Company (the "Collateral" as defined in the Security Agreement and Pledge of even date herewith) pursuant to the terms of the Security Agreement and Pledge of even date herewith, as well as the related Copyright Mortgage.

         (b) 60,000 shares of the Company's common stock (the "Shares"). 13,333.3 of the shares will be delivered to ACA Equities, 23,333.3 of the shares will be delivered to D & M Investment Corp., 3,333.3 of the shares will be delivered to Mr. Gilbert Karsenty, and 20,000 shares will be delivered to The Moris Wolfson Family Limited Partnership or their respective assigns. The Shares and the Note are hereinafter referred to as the "Securities". The Company shall have these Shares registered at the IPO, with such registration to be maintained for a minimum two (2) years from the date of the IPO.

Mr. Morris Wolfson
As of July 8, 1996
Page 2

         (c) Twelve per cent (12%) of the Net Profits from any exploitation of the Collateral, payable 3.33% to ACA Equities, 5.83% to D & M Investment Corp., .83% to Mr. Gilbert Karsenty, and 2% to the Morris Wolfson Family Limited Partnership, in first position prior to any third party participants. "Net Profits" is herein defined as gross revenue received by Company in any way related to the Collateral, including but not limited to sale or other disposition, less actual production costs incurred by Company, directly related to the Collateral. This participation shall be freely assignable.

2. Representations and Warranties of the Company: Covenants. The Company hereby represents and warrants to Lender that:

         2.1      Organization, Corporate Powers.

                  2.1.1 Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

                  2.1.2 Company has the power and authority to own its properties and assets; and

                  2.1.3 Company has the power to execute and deliver the Note, to execute, deliver and perform this Agreement, the Note, and the Collateral Security Documents (as defined below) and any other documents or instruments furnished pursuant thereto and hereto, and to grant the security interests contemplated hereby and by the Collateral Security Documents. For purposes of this agreement, the term "Collateral Security Documents" shall mean the UCC-1 financing statements with respect to the Collateral, the Security Agreement, and all assignments which are being executed and delivered concurrently herewith.

                  2.1.4.   The Company has no outstanding preferred stock.

         2.2      Authorization of Borrowing.

                  2.2.1 The execution, delivery and performance of this Agreement, the Collateral Security Documents and any other documents or instruments furnished pursuant thereto and hereto by Company, the borrowings hereunder, the execution and delivery of the Note, and the grant by Company of the security interests contemplated hereby and by the Collateral Security Documents have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of the United States, or of any state thereof, the Articles of Incorporation or Bylaws of Company, or any provision of any indenture, agreement or other instrument to which Company is a party or by which it or any of its properties or assets is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result

Mr. Morris Wolfson
As of July 8, 1996
Page 3

in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of Company.

                  2.2.2 Except as set forth in Section 2.7 below, all authorizations, approvals, registrations or filings from or with any governmental or public regulatory body or authority of the United States, or of any state thereof required for the execution and delivery of the Note by Company, and for the execution, delivery and performance by Company of this Agreement, or the Collateral Security Documents and any other documents or instruments furnished pursuant thereto and hereto have been duly obtained or made, or duly applied for and are in full force and effect, and if any such further authorizations, approvals, registrations or filings should hereafter become necessary, Company will use its best efforts to obtain or make all such authorizations, approvals, registrations or filings.

         2.3 Validity and Binding Nature. This Agreement, the Note, the Collateral Security Documents and each other document and instrument when duly executed by Company and delivered to Lender hereunder will constitute legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms.

         2.4. Security Interests. This Agreement and the Collateral Security Documents (including a UCC-1 Financing Statement and a mortgage of copyright) to be delivered and perfected on or about the date of the payment hereunder will create and grant to Lender a valid and perfected first priority security interest in the Collateral. Other than with respect to Permitted Encumbrances, which must be junior in priority to the lien granted to Lender pursuant to the Collateral Security Documents, no other lien shall be permitted on such Collateral. For purposes of this agreement, "Permitted Encumbrances" shall mean
(i) SAG, DGA or other guild liens, (ii) liens, if any, imposed by any sub-licensee of sub-distributor only to secure rights licensed to any such distributor, and (iii) liens of any third party financier. The Company will file all appropriate documents necessary to effectuate the creation of such security interest granted to Lender. The Company will obtain a legal opinion that the security interest is valid, binding and perfected.

         2.5 Principal Place of Business. The principal place(s) of administration and of the business of Company and the records relating to the respective accounts and contract rights of Company are located at the address set forth above.

         2.6 Other Instruments. Except for this Agreement and the other agreements contemplated hereby, Company is not a party to any agreement or instrument materially and adversely affecting its ability to cause the production and delivery of any of the Collateral described in the Collateral Security Agreements, and Company is not in default in the performance, observance or fulfillment of any material instrument or agreement to which it is a

Mr. Morris Wolfson
As of July 8, 1996
Page 4

party.

         2.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transaction contemplated by this Agreement except for the filing pursuant to
Section 25102(f) of the California Corporation Securities Law of 1968, as amended and the rule thereunder, which filing will be effected within 15 days of the date hereof.

         2.8 Delivery. The Company will deliver the Shares and any additional shares which may be issued to Lender as a result of the provisions hereof, as soon as practicable.

         2.9 Collateral The receivables constituting the Collateral are, subject to completion and delivery of the applicable program related to each such receivable, good and collectible in the ordinary course of business of the Company in amounts equal to those at which such receivables were or are reflected on Collateral Security Documents.

3. Representations and Warranties of the Investor. Lender hereby represents and warrants that:

         3.1. Authorization. This Agreement is made with Lender in reliance upon Lender's representation to the Company that the Shares which are being (and may be acquired in the future) pursuant to this Agreement will be acquired for investment for Lender's own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation's to such person or to any third person, with respect to any of the Securities. Lender represents that Lender has full power and authority to enter into this Agreement.

         3.2. Disclosure of Information. Lender has had an opportunity to ask questions and receive answers from the Company regarding the its business prospects and financial condition. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Lender to rely thereon.

         3.3. Investment Experience. Lender is an investor in securities of companies in the development stage and acknowledges that Lender can bear the economic risk of this investment, including the risk of the loss of the entire investment, and has such knowledge and experience in financial or business matters that Lender is capable of evaluating the merits and

Mr. Morris Wolfson
As of July 8, 1996
Page 5


risks of the investment in the Securities.

         3.4. Restricted Securities. Lender understands that the Securities which are (and may in the future be) acquired hereunder will be characterized as a "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Lender represents that Lender is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.5. Legends. It is understood that the Shares which may be acquired hereunder and issuable upon exercise, if ever, of Lender's option pursuant to this Agreement may bear one or all of the following legends:

                  (i) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                  (ii) Any legend required by the laws of the State of California.

4.       Miscellaneous.

         4.01 Consultation Regarding Underwriter Lender shall have the right to approve, such approval not to be unreasonably withheld, the Company' selection of an underwriter for its IPO. Approval will be deemed given unless the Lender notifies the Company by the earlier of five business days from receipt by the Company of a letter notifying the Lender of the Company's proposed selection of an underwriter.

         4.02 Entire Agreement This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

         4.03. Controlling Law. The parties hereby agree that this Agreement has been executed and delivered in the State of New York and shall be construed, enforced and governed

Mr. Morris Wolfson
As of July 8, 1996
Page 6


by the laws thereof.

         4.04 Further Acts. Each party to this Agreement agrees to perform any further acts and execute, acknowledge and deliver any documents that may be reasonably required to carry out the intent and provisions of this Agreement. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successor and assigns. In the event of a dispute hereunder, the prevailing party shall be entitled to recover its attorneys' fees and costs.

         4.03 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person with receipt acknowledged, or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      If to Lender, at

                                    ACA Equities
                                    D & M Investment Corp.
                                    Mr. Gilbert Karsenty
                                    c/o Mr. Morris Wolfson
                                     One State Street
                                    29th Floor
                                    New York, New York 10004

Mr. Morris Wolfson
As of July 8, 1996
Page 7

                  With a copy to:

                                    Eli Levitan, Esq.
                                     One State Street
                                    29th Floor
                                    New York, New York 10004

                  (b)  If to Company, at

                                    DSL Entertainment Group, Inc.
                                    12300 Wilshire Boulevard
                                    Suite 400
                                    Los Angeles, Ca. 90025

                           With a copy to:

                                    Kelly & Lytton
                                    1900 Avenue of the Stars
                                    Suite 1459
                                    Los Angeles, California 90067
                                    Attn: Bruce P. Vann, Esq.

         The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or the date of the telecopy transmission, or three
(3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         If the foregoing accurately sets forth our agreement, please sign in the signature blank below.
                                     Very truly yours,

                                     DSL ENTERTAINMENT, INC.


                                     By: /s/ Drew S. Levin

Mr. Morris Wolfson
As of July 8, 1996
Page 8




                                     Its: President and Chief Executive Officer
AGREED AND ACCEPTED:


By:  /s/ Morris Wolfson
   -------------------------------
         Morris Wolfson

By:  /s/ Manon Shalhov
   -------------------------------
         ACA Equities

By:  /s/ David Devor
   -------------------------------
         D & M Investment Corp.

By:  /s/ Gilbert Karsenty
   -------------------------------
         Mr. Gilbert Karsenty

November 20, 1996

Mr. Morris Wolfson
ACA Equities
D & M Investment Corp.
Mr. Gilbert Karsenty
c/o Mr. Morris Wolfson
One State Street Plaza 29th Floor
New York NY 10004

                               RE: "TOTAL RECALL"

Gentlemen:

         This will confirm the amendment to the terms pursuant to which ACA Equities, D & M Investment Corp., and Mr. Gilbert Karsenty (collectively "Holder") have advanced funds to DSL Entertainment Group, Inc. ("the Company").

1. Holder has previously entered into a Letter Agreement dated as of July 8, 1996, a Secured Promissory Note, a Copyright Mortgage and a Security Agreement of even date therewith, (collectively "the Loan Agreements").

2.   Holder hereby agrees to modify the Secured Promissory Note as follows:
         (a) The maturity date as defined in section 1 (a)(i) is extended to the sooner of March 1, 1997 or the completion of an initial public offering by the Company.

         (b) In addition to any and all required payments set forth in the Loan Agreements, as additional events requiring the following pre-payment(s), Company shall cause to be paid the sum of $115,000 to Holder (to be applied to the portion of the Secured Promissory Note owed to D & M Investment Corp.) upon receipt of $400,000 in financing pursuant to a financing agreement dated October 30, 1996, and Company shall further pay to Holder the sum of $250,000 upon the closing of an additional $1,200,000 in bridge financing. In the event that a sum less than $1,200,000 is received in any bridge or similar financing, the mandatory $250,000 prepayment to holder will be reduced pro rata.

         (c) These payments shall be applied first to accrued interest and thereafter to reduction of the principal amount.

         (d) Section 1(a)(iv) requiring the payment of any amounts received by Company from the Interpublic Group of Companies in excess of actual production costs to Holder is deleted in its

November 20, 1996
Page 2

entirety.

3. Commencing as of March 15, 1997, in the event that any amount of interest or principal remains unpaid, the Company will issue to Holder, as directed by Morris Wolfson, twenty thousand (20,000) additional shares of the Company's common stock, and an additional twenty thousand (20,000) shares on each monthly anniversary thereafter that any such amount remains unpaid; provided that the foregoing shall not limit any of the Holder's rights or remedies under the Secured Promissory Note or the Loan Document. In addition, the Company hereby irrevocably waives any and all rights and defenses it may have with respect to the Collateral and the enforcement by Holder of its rights and remedies under the Loan Documents in the event the Company fails to timely pay all outstanding amounts under the Secured Promissory Note.

4. In consideration for extending the outside maturity date from September 30, 1996 to March 1, 1997, in addition to the sixty thousand (60,000) shares of the Company's common stock issued to Holder pursuant to the July 8, 1996 letter agreement, the Company agrees to issue to Holder:

(a) An additional fifty thousand (50,000) warrants to purchase shares of the Company's common stock, at $1.00 per warrant, such warrants to be distributed as follows:

         20,000           D & M Investment Corp.
         11,000           ACA Equities
          4,000           Gilbert Karsenty
         15,000           Chana Sasha Foundation

    Such warrants will be on terms no less favorable than any other warrants issued by the Company to date (including with respect to registration rights), and shall be issued promptly, but not later than two (2) weeks from the last execution date of this agreement; and

(b) An additional eighty five thousand (85,000) shares of the Company's common stock (the "Shares"), which Shares will have the same rights (including registration rights) as and be subject to the same restrictions as the shares previously issued under the Loan Agreements. The Shares will be issued as follows:

         70,000            D & M Investment Corp.
         10,000            ACA Equities
          5,000            Gilbert Karsenty

  Upon written notice, the Shares and/or warrants will be issued or reissued as requested, and all rights under this agreement with respect thereto shall follow such Shares and/or warrants.

5. As a clarification, the Net Profit participation set forth in section 1.(c) of the Letter Agreement

November 20, 1996
Page 3

dated as of July 8, 1996 is in perpetuity (i.e., even after the loan is repaid).

6. As an amendment, the Net Profit participation set forth in section 1.(c) of the Letter Agreement dated as of July 8, 1996, is hereby increased by 3% from 12% to 15%, with 2% of the increase allocated to D & M Investment Corp., and 1% of the increase allocated to ACA Equities. In no event shall Net Profits be less than net profits as defined for DSL. DSL shall promptly pay Holder (but not less frequently than at the end of each calendar quarter) the amount of such profit participation received by DSL to date. The profit participation shall be freely assignable by Holder. The Company shall execute and file any and all additional documents requested by Holder with respect thereto.

7. All other terms and conditions of the Loan Agreements, will remain otherwise unchanged and in full force and effect.

Please indicate agreement with and acceptance of the above by signing and returning a copy of this letter to our office as soon as possible as we will be proceeding and relying thereon. Thank you.

                                   Very truly yours,

                                   DSL ENTERTAINMENT, INC.


                                   By: /s/ Drew S. Levin
                                   Its: President and Chief Executive Officer

AGREED AND ACCEPTED:


By: /s/ MORRIS WOLFSON
   ----------------------------
         Morris Wolfson


By: /s/ MANON SHALHOV
   ----------------------------
         ACA Equities


By: /s/ DAVID DEVOR
   ----------------------------
         D & M Investment Corp.

November 20, 1996
Page 4


By: /s/ GILBERT KARSENTY
   ---------------------------------
         Mr. Gilbert Karsenty

                          SECURITY AGREEMENT AND PLEDGE


          SECURITY AGREEMENT, dated as of July 8, 1996, made by DSL Entertainment Group, Inc. ("Company" or "Debtor"), in favor of ACA Equities, D & M Investment Corp. and Mr. Gilbert Karsenty or their respective assign(s) (collectively "Secured Party").

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Letter Agreement, dated as of the date hereof, between Company and Secured Party (the "Letter Agreement"), as well as the related Secured Promissory Note (as such agreements may from time to time be amended, modified or supplemented) (collectively the "Financing Agreement"), Secured Party has agreed to advance to the Company the sum of $1,200,000.00 for use by the Company as to purchase the television rights to the film "Total Recall" (the "Asset") (collectively such sums are referred to herein as the "Advances"); and

          WHEREAS, Secured Party is willing to make the Advances but only upon the condition, among others, that Company shall have executed and delivered to Secured Party, for its benefit, this Security Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Defined Terms. Unless otherwise defined herein, terms defined in the Financing Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

         "Affiliated Person" shall mean any Person which directly or indirectly controls, is controlled by or is under common control with Company. For the purposes of this definition, "control" (including with corresponding meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, if the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

         "Collateral Documents" shall mean all present and future notes (including, without limitation, the Notes), security agreements, assignments, pledge agreements, consents and other documents granting liens or other security interests to the Secured Party pursuant to the Letter Agreement.

         "Event of Default" shall have the meaning set forth in Section 7.

          "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Security Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

          "Proceeds" shall mean "proceeds," as such term is defined in section 9-306(1) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Company from time to time with respect to any of the Collateral, and (ii) any and all payments (in any form whatsoever) made or due and payable to Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority)

          "Secured Obligations" shall mean all of the unpaid principal, accrued interest or other amounts owing by Company to Secured Party under the Letter Agreement, the Secured Promissory Note or this Security Agreement, or any other agreement.

          "Security Agreement" shall mean this Security Agreement and Pledge, as the same may from time to time be amended, modified or supplemented and shall refer to this Security Agreement as in effect as of the date such reference becomes operative.

          "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

               2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and to induce Secured Party to enter into the Financing Agreement and to make the Advances (as that term is defined in the Financing Agreement) in accordance with the terms thereof, Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, for its benefit, and hereby grants to Secured Party, for its benefit, a security interest in, all of Company's right, title and interest in, and to, the Asset and all related rights therein (collectively called the "Collateral" and defined at greater length in Exhibit A attached hereto, and incorporated herein by this reference).


               3.   Representations and Warranties

               The Company hereby represents and warrants that:

          (a) The Company is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens. No material amounts payable under or in connection with any of its accounts receivable or contracts are evidenced by Instruments which have not been delivered to Secured Party.

          (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Company in favor of Secured Party, pursuant to this Security Agreement or such as relate to other permitted liens.

          (c) Appropriate financing statements having been filed in all jurisdictions in which the Collateral is located, this Security Agreement is effective to create a valid and continuing first priority lien on and first priority perfected security interest in the Collateral and is enforceable as such as against creditors of and purchasers from Company. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

          (d) Company's principal place of business and the place where its records concerning the Collateral are kept is located at the address of Company set forth on the Financing Agreement, and Company will not change such principal place of business or remove such records unless it has taken such action as is necessary to cause the security interest of Secured Party in the Collateral to continue to be perfected. Company will not change its principal place of business or the place where its records concerning the Collateral is kept without giving thirty (30) days' prior written notice thereof to Secured Party.

          4. Covenants. Company covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied:

               (a) Financing Statements and Further Documentation. Company will join with Secured Party in the execution and filing of any additional financing statement or statements in the form and content reasonably required by Secured Party. Company will pay all costs of filing any financing, continuation or termination statements with respect to the security interest created by this Agreement, together with costs and expenses of any lien search required by Secured Party. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Company, Company will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted. Company also hereby authorizes Secured Party to file any such financing or continuation statement without the signature of Company to the extent permitted by applicable law. Within ten (10) business days of Secured Party's request, Company will provide Secured Party with irrevocable assignments which shall require the obligors with respect to the Collateral to pay the amounts owing with respect thereto to a bank account to be designated by Secured Party.

               (b) Maintenance of Records. Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Company will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For Secured Party's further security, Company agrees that Secured Party, shall have a special property interest in all of Company's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of any Default or Event of Default, Company shall deliver and turn over any such books and records to Secured Party or to its representatives at any time on demand of Secured Party. Prior to the occurrence of a Default or an Event of Default and upon reasonable notice from Secured Party, Company shall permit any representative of Secured Party to inspect such books and records and will provide photocopies thereof to Secured Party.

               (c) Indemnification. In any suit, proceeding or action brought by Secured Party relating to the Collateral, Company will save, indemnify and keep Secured Party and Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Company, and all such obligations of Company shall be and remain enforceable against and only against Company and shall not be enforceable against Secured Party.

               (d) Compliance with Laws, etc. Company will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority, applicable to the Collateral or any part thereof or to the operation of Company's business; provided, however, that Company may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of Secured Party, adversely affect Secured Party's rights hereunder or adversely affect the first priority of its security interest in the Collateral.

               (e) Payment of Obligations. Company will pay promptly when due all charges imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, material and supplies) except as otherwise provided in the Financing Agreement.

               (f) Continuous Perfection. Company will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the UCC unless Company shall have given Secured Party at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Secured Party to amend such financing statement or continuation statement so that it remains effective.

5.   Secured Party's Appointment as Attorney-in-Fact.

     (a) Upon the occurrence of an Event of Default (as defined below) Company hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Company and in the name of Company or in its own name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, upon the occurrence of an Event of Default, on behalf of Company, without notice to or assent by Company to do the following:

          (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of Company or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, Financing Agreement, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

          (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

          (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (D) to defend any suit, action or proceeding brought against Company with respect to any Collateral; (E) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; and (F) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Company's expense, at any time, or from time to time, all acts and things which Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and Secured Party's Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as Company might do.

          (b) Except as otherwise provided herein, Secured Party agrees that, except upon the occurrence and during the continuation of a Default or an Event of Default, it will not exercise the power of attorney or any rights granted to Secured Party pursuant to this Section 5. Company hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 5 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are indefeasibly paid in full.

          (c) The powers conferred on Secured Party hereunder are solely to protect Secured Party's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Company for any act or failure to act, except for its own gross negligence or willful misconduct.

          (d) Company also authorizes Secured Party, at any time and from time to time upon the occurrence and during the continuation of any Default or Event of Default, (i) to communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of Company in and under the contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in
     Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     6. Performance by Secured Party of Company's Obligation. If Company fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Secured Party incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Loans, shall be payable by Company to Secured Party on demand and shall constitute Secured Obligations secured hereby.

     7. Events of Default. The following conditions or events shall constitute an Event of Default:

          (a) the failure to pay when due any amounts due under the Letter Agreement, the Secured Promissory Note or any other default thereunder: or

          (b) The rejection, termination or disaffirmance or the attempted rejection, termination or disaffirmance by Company (or any person or entity acting on Company's behalf or in Company's place and stead) of the Financing Agreement or this Agreement; or

          (c) Any representation or warranty which materially adversely affects the rights of Secured Party in connection with this Agreement or the Financing Agreement shall be false in any material respect on the date as of which made; or

          (d) Company shall fail, breach or default in the performance of any of the Secured Obligations which failure, breach or default materially adversely affects Secured Party's rights therein (subject to any express cure rights provided for in the Financing Agreement; or

          (e) (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company in an involuntary case under any applicable bankruptcy, insolvency or any other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

               (ii) An involuntary case shall be commenced against Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of any court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or over all or over a substantial part of its property, shall have been entered; or there shall have been an involuntary appointment of an interim receiver, trustee or other custodian of Company for all or a substantial part of its property; or there shall have been issued a warrant of attachment, execution or similar process against any substantial part of the property of Company and any such event in this clause (ii) shall have continued for thirty (30) days unless dismissed, bonded or discharged; or

          (f) Company shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver or other custodian for all or a substantial part of its property; or Company shall make any assignment for the benefit of creditors; or Company shall fail or be unable or shall admit in writing its inability to pay its debts a such debts become due; or the Board of Directors of Company (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the foregoing; or

     (g) Company shall be dissolved or shall file a petition for dissolution, unless Company's successor executes and delivers to Secured Party a security agreement substantially similar in all respects to this Agreement.

8.   Remedies, Rights Upon Default.

     (a) If any Default or Event of Default shall occur and be continuing, Secured Party may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or otherwise. Without limiting the generality of the foregoing, Company expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Company or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Secured Party's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Company hereby releases. Company further agrees, at Secured Party's request, to assemble the Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Company's premises or elsewhere. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, Company remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need Secured Party account for the surplus, if any, to Company. To the maximum extent permitted by applicable law, Company waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or wilful misconduct of Secured Party. Company agrees that Secured Party need not give more than ten (10) days' notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to Company at its address referred to in Section 12 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Party, for its benefit and the ratable benefit of Secured Party, is entitled, Company also being liable for the fees of any attorneys employed by Secured Party to collect such deficiency.

          (b) Company also agrees to pay all costs of Secured Party, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

          (c) Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

          (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

               first, to Secured Party in an amount sufficient to pay in full the reasonable expenses of Secured Party in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorney's fees;

               second, to Secured Party in an amount equal to the accrued interest and prepayment premiums, if any, on the Financing Agreement;

               third, to repay principal; and

               finally, upon payment in full of all of the obligations outstanding under the Financing Agreement, to pay to Company, or its representatives or as a court of competent jurisdiction may direct, any surplus then remaining from such Proceeds.

          9. Limitation on Secured Party's Duty in Respect of Collateral. Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Secured Party shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon request of Company, Secured Party shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

          10. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Company for liquidation or reorganization, should Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Company's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          11. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person with receipt acknowledged, or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  If to Secured Party, at

                          ACA Equities
                          D & M Investment Corp.
                          Mr. Gilbert Karsenty
                          c/o Mr. Morris Wolfson
                          One State Street
                          29th Floor
                          New York, New York 10004

               With a copy to:
                          Eli Levitan, Esq.
                          One State Street
                          29th Floor
                          New York, New York 10004

          (b)  If to Company, at

                          DSL Entertainment Group, Inc.
                          12300 Wilshire Boulevard
                          Suite 400
                          Los Angeles, Ca. 90025

                With a copy to:

                          Kelly & Lytton

                          1900 Avenue of the Stars
                          Suite 1459
                          Los Angeles, California 90067
                          Attn: Bruce P. Vann, Esq.

          The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or the date of the telecopy transmission, or three
(3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13. No Waiver; Cumulative Remedies. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Secured Party and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Secured Party and, where applicable by Company.

          14. Successor and Assigns. This Security Agreement and all obligations of Company hereunder shall be binding upon the successors and assigns of Company, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, and all future holders of instruments or agreements evidencing the Secured Obligations and their respective successors and assigns. No sales of participation, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Secured Party hereunder.

          15. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. AGENT, EACH SECURED PARTY AND COMPANY AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. SERVICE OF PROCESS ON COMPANY, AGENT OR ANY SECURED PARTY IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 11 HEREOF. COMPANY HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS COMPANY'S AGENT FOR THE PURPOSE OF ACCEPTING THE SERVICE OF ANY PROCESS WITHIN THE STATE OF NEW YORK. COMPANY AGREES NOTHING HEREIN SHALL PRECLUDE AGENT, ANY SECURED PARTY OR COMPANY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

          16. Conflict of Terms. Except as otherwise explicitly provided in this Security Agreement, a conflict or inconsistency, if any, between the terms and provisions of this Security Agreement and the terms and provisions of the Financing Agreement shall be controlled by the terms and provisions of the Financing Agreement to the extent of such conflict or inconsistency.

          17. Counterparts. This agreement may be executed in counterparts, and all of the counterparts, taken as a whole shall constitute the entire agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer or agent as of the date first set forth above.

                              DSL ENTERTAINMENT GROUP, INC.


                              By: /s/ DREW S. LEVIN
                                 --------------------------------------
                                  Drew S. Levin
                                  President and Chief Executive Officer

Accepted and acknowledged by:

"Secured Party"

/s/ MORRIS WOLFSON
-------------------------------
Morris Wolfson

/s/ MANON SHALHOV
-------------------------------
ACA Equities

/s/ DAVID DEVOR
-------------------------------
D & M Investment Corp.

/s/ GILBERT KARSENTY
-------------------------------
Mr. Gilbert Karsenty

                             SECURED PROMISSORY NOTE


THIS SECURED PROMISSORY NOTE (THE "NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR
(2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SECURED AS PROVIDED HEREIN.

                          DSL ENTERTAINMENT GROUP, INC.

                                                              AS OF JULY 8, 1996
$1,200,000.00 PRINCIPAL AMOUNT                          LOS ANGELES, CALIFORNIA



          DSL ENTERTAINMENT GROUP, INC. a California corporation (the "Company"), for value received, hereby promises to pay according to the attached schedule A hereto, to ACA Equities, D & M Investment Corp., and Gilbert Karsenty, with an address of: c/o Morris Wolfson, One State Street Plaza, 29th Floor, New York, New York 10004, or registered assigns (the "Holder"), the principal aggregate amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) on the Maturity Date (as such term is defined below), or such earlier date as may be provided herein, together with interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 10% per annum, compounding quarterly. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges (including the default rate set forth in Section 2 below) at an amount equal to, but no greater than, the maximum rate permitted by law.

          This is the Note referred to in that certain letter agreement (the "Letter Agreement"), by and between Holder and Company dated as of July 8, 1996. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Letter Agreement.

   SECTION 1   PAYMENTS.

          (a) (i) All unpaid principal and interest shall be due and payable on the earlier to occur of (i) an Initial Public Offering of the Company's outstanding Common Stock, or (ii) September 30, 1996, (the "Maturity Date").
(ii) In the event that any payments are made to Company for any co-production rights, and/or distribution rights, whether U.S. or foreign, such sums shall be paid to Lender towards any then unpaid principal, interest and other amounts payable under this note. (iii) Any amounts Company receives pursuant to its current convertible bridge loan private placement memorandum, in excess of $1,300,000.00, (estimated total is $1,800,000.00) shall be paid to Lender towards any then unpaid principal, interest and other amounts payable under this note. (iv) Any amounts received by Company from the Interpublic Group of Companies towards the production of the series "Amazing Tails" in excess of actual production costs shall be paid to Lender towards any then unpaid principal, interest and other amounts payable under this note.

          (b) Interest on this Note shall accrue from the date of issuance hereof. Payments shall be applied first to any costs or expenses, then to accrued interest and then to principal.

          (c) If the Maturity Date falls on a day that is not a Business Day (as defined below), the payment due on such date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

          (d) Subject to Section 5, the Company may, at its option, prepay all or any part of the principal of this Note, without payment of any premium or penalty, upon 10 days prior written notice to the Holder. All payments on this Note shall be applied first to accrued and unpaid interest hereon and the balance to the payment of principal hereof.

          (e) Payments of principal of, and interest on, this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          (f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of, and without any notice, diligence, act or omission with respect to, the collection of any amount called for hereunder.

   SECTION 2  EVENTS OF DEFAULT.

          The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

          (a) A default in the payment of the principal on the Note, when and as the same shall become due and payable.

          (b) A default in the payment of any interest accrued on the Note, when and as the same shall become due and payable, which default shall continue for five business days after the date fixed for the making of such interest payment.

          (c) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals, or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (d) The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of, or in respect of, the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

          (e) A default is declared under the terms of the Letter Agreement or Collateral Security Agreements.

          (f) A sale of all or substantially all of the assets of the Company, or a sale of common stock such that Drew S. Levin does not own in excess of 30% of the Company's outstanding stock.

then, and in every such case, during the continuance of the Event of Default, the Holder may, without presentment, demand or notice declare the principal of this Note, together with all unpaid accrued interest thereon, to be immediately due and payable, and upon any such declaration the same shall become and be immediately due and payable, anything in this Note to the contrary notwithstanding. The Holder, if not paid promptly at maturity or acceleration of this Note, shall be entitled to, and the Borrowers covenant and agree to pay to the Holder, such additional amount as shall be sufficient to cover the cost and expenses of collection of this Note, including, without limitation, reasonable attorneys' fees and costs. Upon an Event of Default, the Holder may take such action as it deems desirable for the enforcement and collection of the principal of, and unpaid accrued interest on, this Note, as well as all additional sums to which the Holder may be entitled as aforesaid. The Holder's rights hereunder shall be in addition to any other rights the Holder may have at law or in equity. If an Event of Default has occurred under the Agreement, or this Note in addition to any agreed upon charges, the principal balance of this Note shall thereafter, at Holder's option, bear interest at five percent (5.00%) in addition to the rate set forth in above, calculated over a year of 360 days, however the total rate of interest will not exceed the maximum allowable legal rate of interest.



   SECTION 3    REMEDIES UPON DEFAULT.

          (a) Upon the occurrence of an Event of Default, the principal amount then outstanding of, and the accrued and unpaid interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Company.

          (b) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

    SECTION 4 SECURITY. This note shall be secured by the Collateral described in those certain collateral security agreements dated as of even date hereof.

    SECTION 5  MISCELLANEOUS.

          (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025 Attention: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 6(a). Any notice or other communication given by certified mail shall be deemed given at the time of receipt. Any notice given by other means permitted by this Section 6(a) shall be deemed given at the time of receipt thereof.

          (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note (and upon surrender of this Note if mutilated), the Company shall execute and deliver to the Holder a new Note of like date, tenor, and denomination.

          (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers, or remedies. No right, power, or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

          (d) This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

          (e) This Note has been negotiated and consummated in the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles governing conflicts of law.

          (f) Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of, or relating to, this Note, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Note, or a breach of this Note or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 4(a). Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint, or other process so served.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.


                              DSL ENTERTAINMENT GROUP, INC.


                              BY: /s/ DREW LEVIN
                                 -------------------------------------------
                                      DREW LEVIN
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   SCHEDULE A
ACA Equities                                                  $400,000
D & M Investment Corp.                                        $700,000
Mr. Gilbert Karsenty                                          $100,000
                                                            ----------
Total                                                       $1,200,000

                                    COPYRIGHT
                             MORTGAGE AND ASSIGNMENT
                                ("Total Recall")

         For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, DSL Entertainment Group, Inc., a California corporation ("Grantor"), does hereby mortgage, assign, grant, convey and transfer for security to ACA Equities, D & M Investment Corp., and Mr. Gilbert Karsenty (collectively "Grantee"), and their successors and assigns, throughout the world in perpetuity, all of Grantor's rights, title and interest of every kind and nature, without limitation, in and to all copyrights and rights and interests of every kind or nature in copyrights and works protectable by copyright, whether now owned or hereafter created or acquired and all renewals and extensions thereof, including without limitation all right, title and interest in and to the television rights (as such rights are defined in the purchase agreement dated May 1, 1996, between Grantor and Carolco Pictures, Inc.) in and to the motion picture entitled "Total Recall" (the "Rights"). Grantor agrees that if any person, firm or corporation shall do or perform any acts which the Grantee believes to constitute a copyright infringement of the Rights, or constitute a plagiarism, or violate or infringe any right of the Grantor or the Grantee therein or if any person, firm or corporation shall do or perform any acts which the Grantee believes to constitute an unauthorized or unlawful distribution, exhibition, or use thereof, then and in any such event, the Grantee may and shall have the right to take such steps and institute such suits or proceedings as the Grantee may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or reasonably necessary or proper for the full protection of the rights of the parties. The Grantee may take such steps or institute such suits or proceedings in its own name or in the name of the Grantor or in the names of the parties jointly.

         Grantor hereby irrevocably constitutes and appoints Grantee its lawful attorney-in-fact to do all acts and things permitted or reasonably contemplated by the terms hereof. Without limiting the generality of the foregoing, the aforesaid conveyance and assignment includes all prior choses-in-action, at law, in equity and otherwise, the right to recover all damages and other sums, and the right to other relief allowed or awarded at law, in equity, by statute or otherwise. ********** Grantor and Grantee have entered into a Loan and Security Agreement dated as of February 12, 1996, as the same may hereinafter be amended, supplemented, renewed, extended or replaced (the "Loan Agreement") relating to the mortgage and assignment for security in and to the aforesaid rights and this Copyright Mortgage and Assignment is expressly made subject to the terms and conditions contained in the Loan Agreement and related Promissory Note.



"Grantor":                             DSL Entertainment Group


                                       By: /s/ DREW LEVIN


                                       Its: President


STATE OF CALIFORNIA       )
                          )        ss.
COUNTY OF LOS ANGELES     )


         On July 10, 1996, before me, Pam Scott, Notary Public, personally appeared Drew Levin personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                WITNESS my hand and official seal.

                                /s/ PAM SCOTT
                                ------------------------------
                                Notary Public

                                       2